Forward Funds

Response to Item 77D

SUB-ITEM 77D: Policies With Respect to Security Investments

1.

Forward Total MarketPlus Fund

Effective January 21, 2013, the Fund’s “Principal Investment Strategies” were changed to allow the Fund under normal conditions, to invest in synthetics or other instruments (i.e., swaps, structured notes, futures and options) (collectively, “Structured Products”) that have similar economic characteristics to common stocks of all capitalization issuers, such as those in the Fund’s benchmark, the Russell 3000 Index (the “Benchmark”). These changes are further described in the December 14, 2012 supplement to the Fund’s then-current prospectuses as filed with the Securities and Exchange Commission via EDGAR on December 14, 2012  pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-12-502935). Such descriptions are incorporated herein by reference.

Effective January 21 2013, the Fund’s “Principal Investment Strategies” were changed to allow Forward Management, LLC invests in Structured Products in place of investing directly in stocks to attempt to exceed the daily performance of the Benchmark, and the value of such Structured Products should closely track changes in the value of the Benchmark. However, the Structured Products may be purchased with a fraction of the assets that would be needed to purchase stocks directly, so that the remainder of the assets may be invested in fixed income instruments and Structured Products. These changes are further described in the January 18, 2013 supplement to the Fund’s then-current prospectuses as filed with the Securities and Exchange Commission via EDGAR on January 18, 2013 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-13-017688). Such descriptions are incorporated herein by reference.

Effective May 1, 2013, the Forward Extended MarketPlus Fund change its name to the Forward Total MarketPlus Fund. This change is further described in the February 11, 2013 supplement to the Fund’s then-current prospectuses as filed with the Securities and Exchange Commission via EDGAR on February 11, 2013 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-13-047841). Such descriptions are incorporated herein by reference.

2.

Forward Global Dividend Fund

Effective February 20, 2013, the Forward Large Cap Dividend Fund changed its name to the Forward Global Dividend Fund. In connection with this name change, the Fund’s “Principal Investment Strategies” was changed to allow the Fund under normal conditions, to invest at least 80% of its net assets plus borrowings for investment purposes, if any, in equity securities of dividend paying companies. The Fund normally will invest its assets in a minimum of five countries and at least 40% of its net assets in the securities of issuers located outside the U.S., including in issuers located in emerging markets and frontier markets. Furthermore, the Fund may invest in securities of any market capitalization. These changes are further described in the December 14, 2013 supplement to the Fund’s then-current prospectuses as filed with the Securities and Exchange Commission via EDGAR on January 18, 2013 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-12-502937). Such descriptions are incorporated herein by reference.

3.

Forward Endurance Long/Short Fund, Forward Global Dividend Fund, Forward Global Infrastructure Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund and Forward Small Cap Equity Fund

Effective May 1, 2013  respective “Principal Investment Strategies” for the Forward Endurance Long/Short Fund, Forward Global Dividend Fund, Forward Global Infrastructure Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward Real Estate Long/Short Fund, Forward Select EM Dividend Fund, Forward Select Income Fund and Forward Small Cap Equity Fund (each, a “Fund” and collectively, the “Funds”) was revised to include disclosure regarding the ability of each Fund to utilize option strategies, including the ability to write (sell) call options and purchase put options. These changes are further described in the May 1, 2013 prospectuses for the Funds as filed with the Securities and Exchange Commission via EDGAR on April 30, 2013 pursuant to Rule 485(b) under the Securities Act of 1933  (Accession No. 0001193125-13-187502). Such descriptions are incorporated herein by reference.

4.

Forward EM Corporate Debt Fund and Forward Global Credit Long/Short Fund

Effective May 1, 2013  respective “Principal Investment Strategies” for the Forward EM Corporate Debt Fund and Forward Global Credit Long/Short Fund (each, a “Fund” and collectively, the “Funds”) was revised to include disclosure regarding the ability of each Fund to utilize repurchase and reverse repurchase agreements and the borrowing of money to purchase securities. These changes are further described in the May 1, 2013 prospectuses for the Funds as filed with the Securities and Exchange Commission via EDGAR on April 30, 2013 pursuant to Rule 485(b) under the Securities Act of 1933  (Accession No. 0001193125-13-187502). Such descriptions are incorporated herein by reference.

5.

Forward International Dividend Fund

Effective May 1, 2013  the “Principal Investment Strategies” for the Forward International Dividend Fund were revised to include disclosure regarding the ability of each Fund to utilize utilize leveraging and borrowing money to purchase securities and to engage in a dividend-capture strategy.   These changes are further described in the May 1, 2013 prospectuses for the Fund as filed with the Securities and Exchange Commission via EDGAR on April 30, 2013 pursuant to Rule 485(b) under the Securities Act of 1933  (Accession No. 0001193125-13-187502). Such descriptions are incorporated herein by reference.